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                                                                    EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
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
                                                   Country/State
                                                         of
            Subsidiary                             Incorporation     Doing Business As
            ----------                             -------------     -----------------
AHC Inc                                            Alabama           AHC Inc

Allsteel Inc                                       Illinois          Allsteel Inc.

BPI Inc.                                           Iowa              BPI Inc.

The Gunlocke Company                               Iowa              The Gunlocke Company

Hearth Technologies Inc.                           Iowa              Hearth Technologies Inc.

HFM Partners                                       Iowa              HFM Partners

Hiebert East, Inc.                                 Iowa              Hiebert East, Inc.

Holga Inc.                                         Iowa              Holga Inc.

HON International Inc.                              Iowa             HON International Inc.

HON Financial Corporation III                      Iowa              HON Financial Corporation III

HON Financial Services Inc.                        Iowa              HON Financial Services Inc.

HON INDUSTRIES (Canada) Inc.                       Canada            HON INDUSTRIES (Canada) Inc.

HON Mexico Holdings Inc.                           Iowa              HON Mexico Holdings Inc.

HON (Mexico) L.L.C.                                Iowa              HON (Mexico) L.L.C.

HON Technology Inc.                                Iowa              HON Technology Inc.

Murphy-Miller Co.                                  Iowa              Murphy-Miller Co.

Panel Concepts, Inc.                               Delaware          Panel Concepts, Inc.

T. M. Export Inc.                                  Barbados          T. M. Export Inc.

Hearth Technologies (Canada) Inc.                  Canada            Inactive

HON INDUSTRIAS S.de R.L.de C.V.                    Mexico            HON INDUSTRIAS S.de R.L.de C.V.

HON INDUSTRIAS II S.de R.L.de C.V.                 Mexico            HON INDUSTRIAS S.de R.L.de C.V.

Chandler Attwood Limited                           Iowa              Inactive

CorryHiebert Corporation                           Iowa              Inactive

Venture Concepts One Inc.                          Iowa              Inactive

Precision Gas Technology of Canada, Inc.           Canada            Precision Gas Technology of Canada, Inc.

1640-7041 Quebec Inc.                              Canada            Inactive